CONSENT OF COUNSEL

     We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A of Florida Daily Municipal Income Fund as filed with the Securities and Exchange Commission on or about December 26, 2008.

/s/ Paul, Hastings, Janofsky & Walker LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York
December 26, 2008